                                  EXHIBIT 16

                      GLOBAL RESOURCES TRUST -- CLASS C
                             10/31/94 -- 7/31/95




                                               SINCE                 SINCE
                                             INCEPTION             INCEPTION
                                           AVERAGE ANNUAL            TOTAL
                                            TOTAL RETURN            RETURN*
                                           -------------           ---------
Initial Investment                           $1,000.00             $1,000.00
Divided by Net Asset Value                       15.93                 15.93
                                             ---------             ---------
Equals Shares Purchased                         62.775                62.775
Plus Shares Acquired through
  Dividend Reinvestment                          0.220                 0.220
                                             ---------             ---------
Equals Shares Held at 7/31/95                   62.995                62.995
Multiplied by Net Asset Value at 7/31/95         16.55                 16.55
                                             ---------             ---------
Equals Ending Value before deduction for
  contingent deferred sales charge            1,042.57              1,042.57
Less deferred sales charge                      (10.00)                 0.00
                                             ---------             ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95          1,032.57              1,042.57
                                             ---------             ---------
Divided by $1,000 (F)                         1,032.26              1,042.26
Subtract 1                                      0.0326                0.0426
Expressed as a percentage equals the
  Aggregate Total Return for the
  Period (T)                                      3.26%
                                             =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                 4.26%
                                                                   =========
ERV divided by F                                1.0326
Raise to the power of                           1.2898
Equals                                          1.0422
Subtract 1                                      0.0422
Expressed as a percentage equals the
  Average Annualized Total Return                 4.22%
                                             =========

* Does not include sales charge for the period.